Exhibit 99.1

Snail, Inc. Announces Entry Into At The Market Offering Agreement

Culver City, California - August 7, 2025 - Snail, Inc. (Nasdaq: SNAL) (“Snail” or the “Company”), a leading global independent developer and publisher of interactive digital entertainment, announced that it has entered into an At The Market Offering Agreement (the “Sales Agreement”) with H.C. Wainwright & Co. as sales agent to sell its shares of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock” or the “Shares”), from time to time in an at the market offering (the “Offering”). Pursuant to the Prospectus Supplement (as defined below) and accompanying base prospectus, we may offer and sell shares of the Class A Common Stock from time to time under the Sales Agreement having an aggregate offering price of up to $4,500,000 in the Offering.

Snail, Inc. currently intends to use the net proceeds from the sale of the shares of the Class A Common Stock offered by the Company under the Sales Agreement (if any) primarily for working capital to support the Company’s digital asset initiative that includes the evaluation and feasibility for introduction of the Company’s own proprietary stablecoin backed by U.S. dollars and for certain net proceeds to serve as the reserve asset for the stablecoins that the Company intends to issue.

The sales, if any, of the Shares made in the Offering will be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the Nasdaq Capital Market (the “Nasdaq”) or any other existing trading market for the Class A Common Stock.

The Offering will be made only by means of a prospectus supplement, filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 7, 2025, together with the accompanying base prospectus contained therein (the “Prospectus Supplement”), which Prospectus Supplement forms a part of the Company’s shelf registration statement on Form S-3 (File No. 333-282030) (the “Registration Statement”), which was declared effective by the SEC on September 20, 2024. Electronic copies of the Prospectus Supplement and accompanying base prospectus may be obtained on the SEC’s website at www.sec.gov or by contacting H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, NY 10022 at atm@hcwco.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the shares of Class A Common Stock discussed herein, nor shall there be any sale of such shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Snail, Inc.

Snail, Inc. (Nasdaq: SNAL) is a leading, global independent developer and publisher of interactive digital entertainment for consumers around the world, with a premier portfolio of premium games designed for use on a variety of platforms, including consoles, PCs, and mobile devices. For more information, please visit: https://snail.com/.

Forward-Looking Statements

This press release contains statements that constitute forward-looking statements. Many of the forward-looking statements contained in this press release can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “may,” “predict,” “continue,” “estimate” and “potential,” or the negative of these terms or other similar expressions. Forward-looking statements appear in a number of places in this press release and in our public filings with the SEC and include, but are not limited to, statements regarding (i) that we will sell shares of Class A Common Stock, if any, in the Offering and the price at which any such shares will be sold, (ii) that investors who buy shares at different times in the Offering will likely pay different prices, (iii) the proposed use of proceeds, if any, from the Offering, and (iv) the Company’s ability to successfully explore a strategic digital asset initiative that includes the evaluation and feasibility for introduction of its own proprietary stablecoin backed by U.S. dollars, including, but not limited to the various licensing requirements and significant compliance costs that the Company will face to implement such initiative. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed by the Company with the SEC on March 26, 2025 and other documents filed by the Company from time to time with the SEC, including the Company’s Forms 10-Q filed with the SEC, the Company’s Current Reports on Form 8-K and other documents filed with the SEC. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Investor Contact:

John Yi and Steven Shinmachi

Gateway Group, Inc.

949-574-3860

SNAL@gateway-grp.com